                             HATHAWAY CORPORATION
                         1991 INCENTIVE & NONSTATUTORY
                               STOCK OPTION PLAN
                         AS AMENDED BY FIRST AMENDMENT

                                   ARTICLE 1
                                    Purpose
                                    -------

        THIS 1991 INCENTIVE & NONSTATUTORY STOCK OPTION PLAN (the "Plan") is adopted this 19th day of September, 1991, and amended by First Amendment effective November 29, 1993, by Hathaway Corporation (the "Company") in order that selected officers, directors, and certain employees of the Company and its present and future subsidiaries (as defined in Section 424(f) of the Code) who are responsible for the conduct and management of the Company's business or who are involved in endeavors significant to its success may be given an inducement to acquire a proprietary interest in the Company, to gain an added incentive to advance the interests of the Company, and to remain affiliated with the Company. Accordingly, the Company will offer to sell shares of Common Stock as provided in this Plan to such Qualified Individuals as are designated in accordance with the provisions of the Plan.


                                   ARTICLE 2
                                  Definitions
                                  -----------

        2.1  "Board means the board of directors of the Company.

        2.2  "Code" means the Internal Revenue Code of 1986, as amended.

        2.3 "Common Stock" means authorized but unissued shares or treasury shares, or any combination thereof, of Common Stock, without par value, of the Company.

        2.4  "ERISA" means the Employee Retirement Income Security Act.

        2.5 "Fair Market Value" of a share of Common Stock on any date shall be the average of the closing bid and asked price in the over-the-counter market, as reported by the National Associate of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for the date in question, or such other system then in use. If no sale of the Common Stock shall have been made on that day, the determination of Fair Market Value shall be made as stated above on the next preceding day on which there was a sale of Common Stock or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked priced as furnished by a professional market maker making a market in the Common Stock selected by the Committee. In the event the Common Stock is not traded in the over-the-counter market or no market maker is making a market in the Common Stock, the Fair Market Value of a share of Common Stock on any date shall be determined in good faith by the Committee.

        2.6 "Option Stock" or "Optioned Stock" means shares of Common Stock for which options to purchase have been granted under the Plan.

        2.7 "Participant" means a Qualified Individual to whom a Stock Option is granted.


        2.8 "Plan" means the Hathaway Corporation 1991 Incentive and Nonstatutory Stock Option Plan.

        2.9 "Qualified Individual" means a director, officer, or employee of the Company whose judgement, initiative, and continued efforts are expected to contribute to the successful conduct of the business of the Company, as determined by the Committee.

        2.10 "Stock Option" means the right granted under the Plan to a Participant to purchase, at such time or times and at such price or prices (the "Stock Option Price"), as determined by the Committee and as specified in his or her Stock Option Agreement, the number of shares of Common Stock specified in his or her Stock Option Agreement.

        2.11 "1934 Act" means the Securities Exchange Act of 1934, as amended.


                                   ARTICLE 3
            Incentive Stock Options and Non-Statutory Stock Options
            -------------------------------------------------------

        3.1  The Stock Options granted under the Plan may be either:

             a) Incentive Stock Options ("ISOs") which are intended to be "Incentive Stock Options," as that term is defined in Code Section 422; or

             b) Non-Statutory Stock Options ("NSOs") which are intended to be options that do not qualify as "Incentive Stock Options" under Code Section 422.

        3.2 All Stock Options granted under this Plan shall be ISOs unless the agreement evidencing such Stock Options (the "Stock Option Agreement") designates the Stock Options granted thereunder, or a specified portion thereof, as NSOs. Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are designated as such. Except as otherwise provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs.

                                   ARTICLE 4
                                 Administration
                                 --------------

        4.1  Committee.  The Plan shall be administered either by the Board or
             ---------
by one or more committees of two or more persons appointed by the Board (any such committee the "Committee"). References to

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Committee shall mean any committee so appointed or, if none, the Board.

        4.2  Authority of Committee.   The Committee shall have full authority
             ----------------------
to administer the Plan,

including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirement of the Plan, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. In addition, the Committee is authorized to:

             a)  direct the grant of Stock Options;

             b)  determine which Qualified Individuals shall be granted Stock
Options, when such grant   shall be made, and the number of shares of Option
Stock to be covered by such Stock Options;

             c) determine the Fair Market Value of the Option Stock covered by each Stock Option;

             d) determine the nature and amount of consideration for the Option Stock;

             e) determine the manner and the times at which the Stock Options shall be exercisable, including the discretion to accelerate the time of the exercise of such Stock Options;

             f) determine other conditions and limitation, if any, on each Stock Option granted under the Plan (which need not be identical);

             g) prescribe the form or forms of the instruments evidencing the Stock Options and any restrictions imposed on the Option Stock and of any other instruments required under the Plan and to change such forms from time to time;

             h) waive compliance (either generally or in any one or more particular instances) by a Participant with the requirements of any rule or regulation with respect to a Stock Option, subject to the Plan provisions or other applicable requirement;

             i) waive any restrictions imposed with respect to the transferability of shares acquired by the exercise of Stock Options; and

             j) decide all questions and settle all controversies and disputes which may arise in connection with the Plan.

        4.3  Actions of Committee. All actions taken and all interpretations and
             --------------------
determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company, and all other interested persons.

        4.4  Indemnification.  In addition to any other rights of
             ---------------
indemnification, the Company shall provide indemnification, either directly or indirectly through insurance policies or otherwise, for directors, Committee

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members, employees and former employees against liabilities and expenses they incur with respect to this Plan in connection with holding such positions, in each case to the fullest extent permitted by law. Whenever such a person seeks indemnification by the Company against any liability or expenses incurred in any threatened, pending or completed proceeding in which such person is a party because he or she holds or has held any such position, the Company shall proceed diligently and in good faith to make a determination, in a manner permitted by the Colorado Corporation Code, whether indemnification is permissible in the circumstances. If indemnification is determined to be permissible, the Company shall indemnify such persons to the fullest extent permissible, provided that any indemnification for expenses shall be limited to the amount found to be reasonable by an evaluation conducted in a manner permitted by the Colorado Corporation Code, and this authorization shall include reimbursement for reasonable expenses incurred in advance of final disposition of the proceeding. This Section shall not be interpreted to limit in any manner any indemnification the Company may be required to pay pursuant to the Colorado Corporation Code, any court order, or any contract, resolution or other commitment which is legally valid.


                                   ARTICLE 5
                          Option Shares for Directors
                          ---------------------------

        5.1  Shares Available.  No more than 30% of the shares of Stock for
             ----------------
which Stock Options may be granted and which may be sold pursuant to Article 6 may be granted as Stock Options to non-employee directors of the Company and no non-employee director may be granted Stock Options to purchase more than 80,000 shares of Option Stock. The sum of (i) the aggregate number of shares sold to non-employee directors under the Plan and (ii) the aggregate number of shares subject to outstanding Stock Options granted to non-employee directors shall not exceed the limit on the number of shares specified for non-employee directors under this Article (after any adjustment pursuant to Article 8). All shares for which a Stock Option is granted under this Article and which for any reason are released from such Stock Option shall be available for the granting of further Stock Options under this Agreement to any Optionee, including non-employee directors.

        5.2  Other Terms. Stock Options granted to directors under this Article
             -----------
5 shall be exercisable in cumulative annual installments as follows: one-third of the Stock Options granted may be exercised on or after the first anniversary of the date of grant; an additional one-third of the Stock Options granted may be exercised on or after the second anniversary of the date of grant; and the final one-third of the Stock Options granted may be exercised on or after the third anniversary of the date of grant. In the case of any Stock Options granted under this Article or that were previously granted under this Article which are subsequently cancelled prior to their expiration and for which replacement Stock Options are granted in immediate substitution therof, such replacement Stock Options will retain the same cumulative annual installment exercise schedule as the Stock Options which were so cancelled and replaced. To the extent unexercised, each Stock Option granted under this Article 5 shall expire seven
(7) years from the date of grant, unless earlier terminated pursuant to this Plan. All of the remaining terms and conditions of this Plan, including, without limitation, its provisions respecting the date of grant, form of agreement, and manner of exercise, shall be fully applicable to the grant of Stock Options to directors. The provision of Article 6 relating to the number of shares subject to the grant of Stock Options under the Plan shall be qualified by this Article 5 in the case of directors. Despite their common provisions, the arrangements set forth in this Article for the granting of Stock Options to directors

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shall be regarded as separate and distinct from the arrangements set forth in other Articles for the granting of Stock Options to other Participants.

                                   ARTICLE 6
        Participation, Stock Option Price, and Stock Option Limitations
        ---------------------------------------------------------------

        6.1  Stock Subject to Plan.  Subject to Article 8, the number of shares
             ---------------------
available to issue under the Plan shall not exceed 700,000 shares of Common Stock (including Options granted under Article 5). All shares for which a Stock Option is granted under this Plan, which for any reason are released from such Stock Options, shall be available for the granting of further Stock Options under this Plan.

        6.2  Participation. ISOs shall not be granted to non-employee
             -------------
Directors. Qualified Individuals who have been granted Stock Options may, if otherwise eligible, be granted an additional Stock Option or Stock Options.

        6.3  Stock Option Price. The Stock Option Price for an ISO shall be the
             ------------------
Fair Market Value of the Common Stock on the date the Stock Option is granted; provided, however, if, at the time an ISO is granted, the person to whom the
- --------  -------
Option is granted owns more than 10% of the total combined voting power of all classes of stock of the Company, the Stock Option Price of such ISO may not be less than 110% of the Fair Market Value of the Stock Option. The Stock Option Price for NSOs shall be determined by the Committee, but in no event may the Stock Option Price be less than 85% of Fair Market Value of the Common Stock on the date of grant.

        6.4  Grant of Stock Option. For all purposes, the date of grant of a
             ---------------------
Stock Option under the Plan shall be the date on which the Committee makes the determination granting such Stock Option, or the date of shareholder approval of the Plan if later, and no grant shall be deemed effective prior to such date. Each Stock Option shall be evidenced by a written Stock Option Agreement containing such terms and provisions as the Committee may determine, subject to the provisions of this Plan.

        6.5  Period of Grant.  No Stock Option shall be granted under this Plan
             ---------------
after ten years from the date this Plan is adopted by the Board.

        6.6  Other Limitations  The Committee may impose such other limitations
             -----------------
upon the exercise of a Stock Option as the Committee shall deem appropriate, in its discretion, including but not limited to Stock Option vesting provisions, periods for exercise of Stock Options, limitations on transferability of Stock Options, and manner of exercise of Stock Options, and any such limitations shall be provided in the Stock Option Agreement for such Stock Option.

        6.7  Maximum Option Value for ISO.   In any calendar year, no Qualified
             ----------------------------
Individual may be granted ISOs for which the Fair Market Value (determined as of the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by the Qualified Individual (under all such plans of the Company) shall exceed $100,000. This Section 6.7 shall be applied by taking ISOs into account in the order in which the ISOs were granted.

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                                   ARTICLE 7
                           Exercise of Stock Options
                           -------------------------

        7.1  Time of Exercise.  Stock Options granted under this Plan shall be
             ----------------
exercisable at the time prescribed in the Stock Option Agreement, as determined by the Committee, and may be exercised at any time from the date prescribed in the Stock Option Agreement until the expiration of ten (10) years from the date of the grant of such Stock Option, unless such Stock Option is terminated earlier, as provided in this Plan. Upon the expiration of ten years from the date of the grant of a Stock Option, any such unexercised Stock Option shall be deemed to have been forfeited, shall terminate and may not thereafter be exercised; provided, however, if at the time an ISO is granted, the Qualified
           --------  --------
Individual to which the ISO is granted owns more than 10% of the total combined voting power of all classes of stock of the Company, the ISO may not be exercisable after the expiration of five (5) years from the date such ISO is granted.

        7.2  Manner of Exercise.  Each exercise of a Stock Option granted shall
             ------------------
be made as provided in the Stock Option Agreement.

        7.3  Issuance of Stock.  On the exercise date specified in the notice of
             -----------------
exercise as provided in the Stock Option Agreement, the Company shall deliver, or cause to be delivered to the Participant, stock certificates for the number of shares with respect to which the Stock Option is being exercised, providing that payment has been made therefor. Delivery of the shares may be made at the office of the Company or at the office of a transfer agent appointed for the transfer of shares of the Company, as the Company shall determine. Shares shall be registered in the name of the Participant or his or her legal representative, as the case may be. In the event of any failure to take and pay, on the dated stated, for the full number of shares specified in the notice of exercise, the Stock Option shall become inoperative only as to those shares which are taken, but shall continue with respect to any remaining shares subject to the Stock Option as to which exercise has not yet been made.

        7.4  Payment for Stock.  Common Stock subject to a Stock Option shall be
             -----------------
issued only upon receipt by the Company of full payment in consideration for such stock, as set forth in the Stock Option Agreement. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise. Notwithstanding the above, the Company shall not be obligated to deliver any Optioned Stock unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor , in the event the Common Stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of such Option Stock have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 and may require that the Participant agree that any sale of the Option Stock obtained by exercise of a Stock Option will be made only in such manner as is permitted by the Committee and that he or she will notify the Company when he or she makes any disposition of the Option Stock whether by sale, gift, or otherwise. The Company shall use its best efforts to effect any such compliance and listing and the Participant shall take any such action reasonably requested by the Company. A Participant shall have the rights of a shareholder only as to shares actually acquired by him under the Plan.

        7.5  Termination of Employment Before Exercise.  If a Participant's
             -----------------------------------------
employment with the Company (or, in the case of a director, the directorship of the Company) shall terminate for any reason other than the Participant's disability (as defined in Code Section 22(e)(3)) or death, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Stock Option Agreement(s), shall be cancelled on the effective date of the Participant's termination of employment (or directorship). If a Participant's employment with the Company (or, in the case of a director, the directorship of the Company) shall terminate because of the disability (as defined in Code
Section 22 (e)(3)) of the Participant, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Stock Option Agreement(s), shall remain exercisable for 3 months from the date of such termination of employment or directorship because of the Participant's disability. If a Participant's employment with the Company (or, in the case of a director, the directorship of the Company) shall terminate because of the death of the Participant any Stock Option then held by the Participant, to the extent then exercisable under the applicable Stock Option Agreement(s), shall remain exercisable for 6 months from the date of such termination of employment or directorship because of the Participant's death. Notwithstanding the above, no Stock Option may be exercised after the expiration of the Stock Option, as provided in the Stock Option Agreement.

        7.6  Disposition of Forfeited Stock Options.  Any shares of Common Stock
             --------------------------------------
subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant but may be made subject to Stock Options granted to other Participants.

        7.7  Bonuses.  The Committee, in conjunction with any NSOs granted under
             -------
this Plan, but not including any option granted to a director, may grant a cash bonus to any Participant to pay in whole or in part for any portion of the exercise price or any tax liability incurred by his/her exercise of such NSO. In no event may any bonus exceed the difference between the Fair Market Value of the Stock (as determined using the procedures found in Section 2.5 of this Plan) and the exercise price. The amount of any bonus and the time of payment shall be determined in the sole discretion of the Committee and shall be included in any Stock Option Agreement in conjunction with which a bonus is to be granted.


                                   ARTICLE 8
                                Capital Changes
                                ---------------

        8.1  Stock Changes.  In the event of a change to the shares of Common
             -------------
Stock by reason of recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise, appropriate adjustments shall be made in:

             a) the number of shares of Common Stock theretofore made subject to Stock Options and in the purchase price of said shares; and

             b) the aggregate number of shares which may be made subject to Stock Options.

  Such adjustment shall be made by the Committee, in its sole discretion. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

        8.2  Acquisition Event.  As used in Section 8.3, "Acquisition Event"
             -----------------
means:

             a) any merger or consolidation of the Company with one or more other corporations, whether or not the Company is the surviving corporation;

             b) any sale or other disposition of all or substantially all of the assets of the Company pursuant to a plan which provides for the liquidation of the Company;


             c) any exchange by the holders of more than 50% of the outstanding shares of Common Stock for securities issued by another entity, or in whole or in part for cash or other property, pursuant to a plan of exchange approved by the holders of a majority of such outstanding shares; or

             d) a change in the majority of members of the Board of Directors of the Company other than by voluntary resignation; or

             e) any transaction to which Code Section 424(a) applies and to which the Company is a party.

        8.3  Acceleration, Substitution or Cancellation Upon Acquisition.
             -----------------------------------------------------------

             a) In connection with any Acquisition Event and upon such terms and conditions as the Committee may establish, the Participant may be given the opportunity to make a final settlement for the entire unexercised portion of any Stock Option granted under this Plan, including any portion not then currently exercisable, in any one or more of the following manners:

                 1) Surrender such unexercised portion for cancellation in exchange for the payment in cash of an amount not less than the difference between the value per share of Common Stock as measured by the value to be received by the holders of the outstanding shares of Common Stock pursuant to the terms of the Acquisition Event, as determined by the Committee in its discretion and the price at which such Stock Option is or would become exercisable, multiplied by the number of shares represented by such unexercised portion.

                 2) Exercise such Stock Option, including any portion not then otherwise currently exercisable, prior to the Acquisition Event, so that the Participant would be entitled, with respect to shares thereby acquired, to participate in the Acquisition Event as a holder of Common Stock.

                 3) Surrender such Stock Option for cancellation in exchange for a substitute Stock Option, providing substantially equal benefits are granted or are to be granted by an employer corporation, or a parent or subsidiary of such an employer corporation, which corporation after the Acquisition Event, is expected to continue to conduct substantially the same business as that acquired from the Company pursuant to the Acquisition Event.

             b) If the Participant is given one or more of such opportunities with respect to the entire unexercised portion of any Stock Option granted under this Plan, the Stock Option may be cancelled by the Company upon the occurrence of the Acquisition Event and thereafter the Participant will be entitled only to receive the appropriate benefit pursuant to clause (1), (2) or (3) above, whichever may be applicable.


             c) The provisions of this Article are not intended to be exclusive of any other arrangements that the Committee might approve for settlement of all outstanding Stock Options in connection with an Acquisition Event or otherwise .


        8.4  Post-Effective Rights.  Upon the occurrence of a corporate merger,
             ---------------------
consolidation, sale of all or substantially all of the Company's assets, change in the ownership of a majority of the outstanding shares of the Company, or a change in the majority of members of the Board of Directors of the Company, other than by voluntary resignation, or other reorganization, or a liquidation of the Company ("Change in Control"), each Participant who holds an unexercised option under this Plan regardless of whether his right to exercise has vested in whole, in part, or not at all on the date of such occurrence, shall be entitled to exercise his option in whole or in part at any time within sixty (60) days following such occurrence and to receive upon such exercise those shares, securities, assets or payments that he would have received had the option been exercised prior to such occurrence and had the Participant been a stockholder of the Company with respect to such shares. Notwithstanding any other provision of this Plan, any unexercised option under this Plan shall expire at 5:00 o'clock p.m., Denver time, on the sixtieth (60th) day following such Change in Control.


                                   ARTICLE 9
                           No Contract of Employment
                           -------------------------

        Nothing in this Plan shall confer upon the Participant the right to continue in the employ of the Company, nor shall it interfere in any way with the right of the Company to discharge the Participant at any time for any reason whatsoever, with or without cause. Neither the existence of the Plan nor the grant of any Stock Option hereunder shall be taken into account in determining any damages to which a Qualified Individual may be entitled upon his or her termination of employment.

                                  ARTICLE 10
                          No Rights as a Shareholder
                          --------------------------

        A Participant shall have no rights as a shareholder with respect to any shares of Common Stock subject to Stock Options granted him under the Plan. Except as provided in Article 8, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution, or other right granted to shareholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

                                   ARTICLE 11
                                Transferability
                                ---------------

        No Stock Option, Option Stock, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and are exercisable, during his or her lifetime, only by the Participant. In the event of the Participant's death, the Stock Option may be exercised by the personal representative of the Participant's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution. Any such assignment, transfer, pledge, hypothecation or other disposition of any Stock Option contrary to the provisions of the Plan, and any levy of any attachment or similar process upon a Stock Option will be without effect, and the Committee may, in its discretion, upon the occurrence of such an event, terminate the Stock Option.


                                   ARTICLE 12
                                   Amendment
                                   ---------

        The Company may from time to time alter, amend, suspend, or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto: provided, however, that no
                                                    -----------------
such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the shareholders of the Company:

             a) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Article 8);

             b)  extend the term of the Plan beyond the period provided in
Section 6.5; or

             c) materially modify the requirements as to eligibility for participation in the Plan.

                                  ARTICLE 13
                               Withholding Taxes
                               -----------------

        The Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state, or local, domestic or foreign, to withhold in connection with any Stock Option or Stock Appreciation Right, including, but not limited to, the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Stock Option, until the Participant pays the Company the amount the Company is required to withhold with respect to such taxes, or cancelling any portion of such payment or issuance in any amount sufficient to pay the amount the Company is required to withhold.


                                   ARTICLE 14
                                 Effective Date
                                 --------------

        This Plan was adopted by the Board of Directors and became effective on September 19, 1991, and was approved by the Company's shareholders on October 24, 1991. The First Amendment was adopted by the Board of Directors on September 16, 1993 and was approved by the Company's shareholders on November 29, 1993.